Exhibit 10.1

LOAN PURCHASE AND SALE AGREEMENT

THIS LOAN PURCHASE AND SALE AGREEMENT dated as of September 30, 2019 (“Effective Date”) is by and between HF Group Holding Corp. a North Carolina corporation, and its wholly-owned subsidiary, Han Feng, Inc., a North Carolina corporation, each having its principal office in Greensboro, North Carolina (jointly “Seller”) and Zhou Min Ni, a resident of North Carolina (“Buyer”).

WHEREAS, Seller is the owner of the Assets and Seller wishes to sell the Assets to Buyer, who wishes to purchase them in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. Definitions; Interpretation.

Capitalized terms shall be defined as set forth in this Agreement or in any Exhibit or Schedule to this Agreement. The defined terms shall apply equally to both the singular and plural forms of the defined terms.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Loan Purchase and Sale Agreement, including all Exhibits and Schedules, as the same may be amended, modified or supplemented and in effect from time to time.

“Agreement Date” means the Effective Date.

“Assets” means any and all of Seller’s right, title, and interest in, to and under the Loans and if applicable, the following: (a) all amounts payable and all Obligations owed to Seller under the Loan Documents and all obligations owed to Seller in respect of the Loans or the Loan Documents; (b) all claims, suits, causes of action, and any other right of Seller, whether known or unknown, against Borrower or any Obligor that is based upon, arises out of and is related to any of the foregoing; and, (c) all cash or other property received by Seller from any Borrower or Obligor and applied or effected by or for the account of Seller, in each case in respect of the Loans to the extent that such receipt, application or effect shall have occurred on or after the Cut-Off Date.

“Assumed Obligations” means Seller’s obligations and liabilities with respect to, or in connection with, the Assets.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. Section 101 et. seq., as amended.

“Borrower” means, with respect to any Loan, each Person that is a borrower, debtor or primary obligor under the Loan Documents governing or evidencing such Loan.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to be closed in Greensboro, North Carolina.

“Closing” is defined in Section 3.4.

“Closing Costs” is defined in Section 3.5.

“Closing Date” means the date Seller receives the Purchase Consideration and Buyer has performed all of his obligations and conditions to Closing but in any event not later than September 30, 2019.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collections” means all payments and other distributions of cash, notes or other property (including Collateral) received under or in respect of the Assets.

“Confidentiality Agreement” means that certain confidentiality agreement between Buyer and Seller, as the same may be amended, modified or supplemented and in effect from time to time.

“Cut-Off Date” means September 30, 2019.

“Deposit” means Zero Dollars ($0.00).

“Encumbrance” means any (a) mortgage, pledge, lien, security interest, or other encumbrance, security agreement, security arrangement or adverse claim against title of any kind, or (b) agreement to create or effect any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exhibit” means an exhibit to this Agreement, unless another document is specifically referenced.

“Governmental Authority” means any foreign, Federal, state, municipal or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

“Guaranty” means, with respect to any Loan, a guaranty or similar undertaking executed by any Person pursuant to which such Person guarantees the payment and/or performance of, or otherwise becomes contingently liable upon, all or a part of the obligations or liabilities of the relevant Borrower in respect of such Loan.

“Indemnified Amounts” is defined in Section 10.1.

“Indemnified Party” is defined in Section 10.2.

“Indemnifying Party” is defined in Section 10.2.

“Loan” means, individually, any loan specified on Schedule 1 hereto; “Loans” means, collectively, the loans specified on Schedule 1 hereto.

“Loan Documents” means, in respect to any Loan, any loan agreement or credit agreement, Notes, Guaranties, environmental indemnities, security agreements, pledge and reserve agreements, financing statements, all as set forth on Schedule 3.

“Note(s)” means, in respect of any Loan, each promissory note or other instrument evidencing such Loan, including, without limitation, all modifications, restructurings, extensions, consolidations and amendments thereof.

“Obligor” means any Person other than Seller or a Borrower that is obligated under a Loan Document.

“Party” means Buyer or Seller, as applicable.

“Person” means any natural person, partnership, corporation, limited liability company, firm, joint venture, association, estate, trust, business trust, Governmental Authority or other entity.

“Principal Balance” means, in respect of any Loan, the unpaid principal amount thereof as of the Cut-Off Date.

“Proof of Claim” means, in respect of any Loan or Loan Document, any proof of claim filed by Seller pursuant to the Bankruptcy Code prior to the Closing Date by or on behalf of Seller in connection with any Loan or Credit Document.

“Purchase Consideration” means the Consideration stated in Section 3.1, subject to the Purchase Consideration Adjustment as specified in Section 3.3.

“Schedule” means a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Seller Indemnitees” is defined in Section 10.1.

“Seller’s Closing Documents” means the Seller’s closing documents set forth in Section 7.4.

“State” means North Carolina.

“Taxes” means any and all foreign, Federal, state, municipal or local net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty thereon, addition to tax or additional amount imposed by any Governmental Authority, but excluding taxes imposed on a Party’s overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Party is incorporated or organized or (ii) the jurisdiction in which such Party’s principal executive office is located.

“Third Party” means any attorney or any third party collection agent or similar party hired by Seller to pursue litigation against any Borrower or Obligor or to collect amounts owed to Seller under any Loan Document.

“Third Party Costs” means any fees, costs and expenses incurred or arising in connection with services rendered by any Third Party with respect to the Assets.

2. Assignment and Assumption.

In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement, effective on the Closing Date, (a) Seller sells, transfers, assigns, grants and conveys to Buyer on a servicing released basis and without recourse, representation or warranty (except as specifically set forth herein), the Assets, and (b) Buyer acquires the Assets and assumes and agrees to perform and comply with the Assumed Obligations. This Agreement is intended to, and upon execution hereof and satisfaction or waiver of the conditions precedent set forth in Section 4 shall, effect a true sale of the Assets. The Assets have a face value of $12,038,029.51 (“Deemed Asset Value”), based on the total unpaid principal due and owing for the Loans as shown on Schedule 1.

3. Purchase Consideration; Closing; Distributions.

3.1 Delivery of Purchase Consideration

Buyer shall deliver to HF Group Holding Corp. at Closing, subject to the terms and conditions of this Agreement, a total of 1,203,803 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of HF Foods Group Inc., a Delaware corporation that is the parent company of Seller, owned by Buyer, free and clear of all liens, claims, security interests and rights of third parties. The Shares have a deemed value1 at Closing ranging from $10.00 per share (“Minimum Share Value”) to $13.30 per share (“Target Share Value”), for which the Shares are exchanged for the Deemed Asset Value of the Assets, $12,038,029.51 (the “Total Purchase Consideration”), subject to the Purchase Consideration Adjustment as provided in Section 3.3. In no event shall the Total Purchase Consideration be greater than 1,203,803 shares nor less than 905,115 shares of Buyer’s shares of HF Foods Group Inc. In no event shall Buyer be obliged to provide any part of the Total Purchase Consideration in cash or any form of payment other than shares of HF Foods Group Inc. common stock delivered at the Closing and pursuant to the terms of the Escrow Agreement. HF Group Holding Corp. shall have the right at and after the Closing to have and to hold 905,115 of the Shares as irrevocably transferred, assigned and conveyed to it and HF Group Holding Corp. may thereafter deliver those shares to HF Foods Group Inc., or resell those shares, hold those shares as treasury shares, or retire those shares, in its sole discretion.

1 The Parties expressly acknowledge and agree that (a) the deemed share values of the Shares adopted for purposes of this Agreement are based upon historical market values of the Shares and are not based upon the market price of HF Foods Group Inc. common stock as of the date of this Agreement as quoted on Nasdaq or as otherwise might be determined; and (b) the market price of HF Foods Group Inc. common stock at any given time, as quoted on Nasdaq or as otherwise might be determined, shall have no application to or effect upon any term or condition of this Agreement except as specifically provided in Section 3.3 for purposes of calculation of the 250-day VWAP.

3.2 Escrow Shares.

At the Closing, HF Group Holding Corp. shall place into escrow 298,688 of the Shares (the “Escrow Shares”) for the twelve (12) month period following the Closing Date (the “Escrow Period”) as the exclusive means to satisfy the Buyer’s payment obligations for Additional Share Consideration under the Purchase Consideration Adjustment described in Section 3.3. The conditions for the release or forfeiture of the Escrow Shares are more particularly set forth in an Escrow Agreement, which shall be executed and delivered by Seller and Buyer at the Closing, substantially in the form attached hereto as Exhibit 3.2 (the “Escrow Agreement”).

3.3 Purchase Consideration Adjustment.

In the event that the volume weighted average closing price of HF Foods Group Inc. common stock for the 250-trading-day period immediately preceding the expiration of the Escrow Period (the “250-day VWAP”) equals or exceeds the Target Share Value, then Buyer shall be entitled to receive from escrow pursuant to the terms of the Escrow Agreement the return of all of the Escrow Shares, free and clear of all liens, claims, security interests and rights of third parties. In the event that the 250-day VWAP is less than the Target Share Value but greater than the Minimum Share Value, HF Group Holding Corp. shall be entitled to have released to it from escrow, pursuant to the terms of the Escrow Agreement, that portion of the Escrow Shares which in number is calculated by subtracting (i) 905,115 from (ii) the quotient of dividing 12,038,029.51 by the 250-day VWAP; the result of that calculation shall be known for purposes of this Agreement as the Additional Share Consideration. In the event that the 250-day VWAP is equal to or less than the Minimum Share Value, HF Group Holding Corp. shall be entitled to the release from escrow pursuant to the terms of the Escrow Agreement all of the Escrow Shares as the full amount of Additional Share Consideration. Upon receiving Additional Share Consideration from escrow, HF Group Holding Corp. shall be entitled to have and to hold and to treat the Additional Share Consideration as irrevocably transferred, assigned and conveyed to it and HF Group Holding Corp. may thereafter resell those shares, deliver those shares to HF Foods Group Inc., hold those shares as treasury shares, or retire those shares, in its sole discretion

3.4 Closing; Closing Date

The closing (the “Closing”) shall occur no later than the Closing Date.

3.5 Closing Costs and Other Amounts

Buyer will pay all closing costs, including, without limitation, transfer, filing and recording fees, taxes, costs and expenses and the other amounts set forth in Section 7.1 (the “Closing Costs”). Buyer shall also pay to Seller any protective advances made by Seller, in its reasonable discretion after the Cut-Off Date and on or before the Closing Date pursuant to Section 7.2.

2 For purposes of clarity and not in limitation of the foregoing provisions of this Agreement, and by way of illustration only, if the 250-day VWAP was $12.20 per share, the Additional Share Consideration would be 81,609 shares, calculated as follows: 986,724 (12,038,029.51/12.20) – 905,115.

3.6 Payment Method; Delivery of Shares

All payments of funds made by either Party hereunder shall be made in lawful currency of the United States and in immediately available funds, except as otherwise set forth in this Agreement, to such account as the other Party shall designate by wire transfer (or such other method as shall be agreed to by the other Party). To effectuate conveyance of the Shares, Buyer shall deliver or cause to be delivered to Seller a stock power and assignment in proper form for transfer of uncertificated shares in form satisfactory to Seller’s counsel.

3.7 Collections Subsequent to the Closing Date

All Collections in respect of the Assets received before the Cut-off Date shall be for the account of Seller and all Collections in respect of the Assets received on or after the Cut-Off Date shall be for the account of Buyer. Seller shall have no duty or obligation to Buyer after the Closing Date to collect or pursue collection of any amounts due and owing as of the Closing Date on any Loan. If at any time on or after the Closing Date, either Party (the “Receiving Party”) receives Collections to which the other Party is entitled pursuant to the terms hereof, such Receiving Party shall (i) accept and hold such Collections for the account and sole benefit of the other Party, (ii) have no equitable or beneficial interest in such Collections, and (iii) deliver the Collections (free of any withholding, setoff, recoupment, or deduction of any kind, except as required by law, within 30 Business Days after the date of receipt thereof by such Receiving Party to the other Party in the same form received (to the extent practicable) and, when necessary or appropriate, with such Receiving Party’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, or order. If any of the Collections received by such Receiving Party and transferred to the other Party pursuant to this Section 3.6 has been made to the other Party wrongfully or in error, is returned due to insufficient funds or is otherwise required to be returned or disgorged by such Receiving Party, the other Party shall promptly return such Collections to such Receiving Party, together with all related interest and charges payable by such Receiving Party, and in the case of a court order in connection with a bankruptcy or other proceeding, Buyer shall promptly pay directly to such court any amounts required to be disgorged and/or returned; however, in the event Seller pays such monies, Buyer shall promptly reimburse Seller for any such payments.

4. Conditions Precedent; Termination.

4.1 Conditions to Buyer’s Obligations

Buyer’s obligations to pay the Purchase Consideration to Seller, to acquire the Assets and to assume the Assumed Obligations shall be subject to the conditions that: (a) Seller’s representations and warranties in this Agreement shall be true and correct on each of the Agreement Date and the Closing Date; (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date; (c) Buyer shall have received a counterpart of this Agreement duly executed on behalf of Seller; and (d) there shall be no injunction, writ or order of any Governmental Authority restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby.

4.2 Conditions to Seller’s Obligations

Seller’s obligation to sell, transfer, assign, grant and convey the Assets to Buyer on the Closing Date shall be subject to the conditions that: (a) Buyer’s representations and warranties in this Agreement shall be true and correct on each of the Agreement Date and the Closing Date; (b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date; (c) Seller shall have received a counterpart of this Agreement duly executed on behalf of Buyer; (d) Seller shall have received payment of the Purchase Consideration from Buyer; and (e) there shall be no injunction, writ or order of any Governmental Authority restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby.

4.3 Waiver of Conditions

If any of the conditions specified in Section 4.1 have not been satisfied, Buyer may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby without prejudice to any other rights or remedies available to Buyer under this Agreement If any of the conditions specified in Section 4.2 have not been satisfied, Seller may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby without prejudice to any other rights or remedies available to Seller hereunder. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing Party.

4.4 Termination

Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date: (i) by mutual written consent of Buyer and Seller; or (ii) by either Buyer or Seller if there shall exist any final non-appealable order of any Governmental Authority restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby. This Agreement shall terminate automatically if Buyer files a petition for bankruptcy, reorganization or other similar arrangement under any state or federal statute, or makes an assignment for the benefit of creditors or takes advantage of any insolvency statute or similar statute, or if a receiver or trustee is appointed for the property and assets of Buyer, or a bankruptcy proceeding is instituted against Buyer.

In the event of any such termination of this Agreement (a) all further obligations of the Parties hereunder shall terminate without further liability of any Party to any other Party, (b) each Party will pay all of its own costs and expenses incurred in connection with the negotiation, preparation and performance on its part of this Agreement, including the fees, expenses and disbursements of counsel; provided, however, that termination of this Agreement pursuant to clause (ii) of this Section 4.4 shall be without prejudice to the rights and remedies available to the Parties under applicable law (including the right to recover expenses, costs and other damages) as a result of any breach by either Party of its representations, warranties or obligations hereunder, and (c) Seller shall be entitled to retain the Deposit (except, however, if this Agreement is terminated pursuant to Section 4.4(ii) above, then Seller shall return the Deposit to Buyer). If either Party (the “Defaulting Party”) fails or refuses to consummate the purchase and sale of the Assets pursuant to this Agreement, or fails to perform any of its other obligations hereunder, in each case on or prior to the Closing Date, then the other Party (the “Non-Defaulting Party”) shall have the right to terminate this Agreement by giving written notice thereof to the Defaulting Party on or prior to the Closing Date, whereupon neither Party shall have any further rights or obligations hereunder; provided, however, (a) if Buyer is the Non-Defaulting Party, Buyer’s actual damages shall be limited to the return of its Deposit plus Buyer’s reasonable, out of pocket legal expenses incurred by Buyer (“Costs”) in enforcing the terms of this Agreement, and in no event shall Buyer be entitled to seek specific performance, (b) if Seller is the Non-Defaulting Party, Seller shall be entitled to retain the Deposit and obtain its Costs from Buyer, and (c) neither Party shall be entitled to seek consequential, punitive or exemplary damages from the other Party.

5. Seller’s Representations and Warranties.

Seller represents and warrants to Buyer as of each of the Agreement Date and the Closing Date that:

5.1 Existence and Authorization

Seller (a) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation and (b) has full power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.2 Validity

The Loan Documents to which Seller is a party (a) have been duly and validly authorized, executed and delivered by Seller and (b) are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally and subject also to the availability of equitable remedies. All representations and warranties made by Seller in the Loan Documents shall remain true and correct.

5.3 No Conflict

Seller’s execution, delivery and performance of the Loan Documents to which it is a party will not violate (a) any law, rule regulation order, writ, judgment, injunction, decree or award of any Governmental Authority binding on Seller or (b) the provisions of any contract, agreement or other instrument to which Seller is party or to which Seller or its property is bound. No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Person is or will be required for Seller to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

5.4 No Litigation

No litigation, arbitration, investigation, proceeding or inquiry is pending or, to the best of its knowledge, threatened against Seller before any relevant Governmental Authority that will materially and adversely affect any action taken or to be taken by Seller under the Loan Documents to which it is a party.

5.5 Title

Seller is the sole legal and beneficial owner of the Loans.

5.6 Principal Amounts

The Principal Balance of each Loan as of date identified is accurately stated in Schedule 1 hereto,

5.7 No Broker

No broker, finder or other Person acting under Seller’s authority is entitled to any broker’s commission or other fee in connection with the transactions contemplated by this Agreement for which Buyer could be responsible.

5.8 No Modification

Except as set forth in the Loan Documents, to Seller’s knowledge, there are no material modifications to the Loan Documents.

6. Buyer’s Representations and Warranties

Buyer represents and warrants to Seller as of each of the Agreement Date and the Closing Date that:

6.1 Existence and Authorization

Buyer (a) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (b) is in good standing under such laws, and (c) has full power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

6.2 Validity

The Loan Documents to which Buyer is a party (a) have been duly and validly authorized, executed and delivered by Buyer and (b) are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies. All representations and warranties made by Buyer in the Loan Documents shall remain true and correct.

6.3 No Conflict

Buyer’s execution, delivery and performance of the Loan Documents to which it is a party will not violate (a) any of Buyer’s organizational documents, (b) any law, rule, regulation order, writ, judgment, injunction, decree or award of any Governmental Authority binding on Buyer or (c) the provisions of any contract, agreement or other instrument to which Buyer is party or to which Buyer or its property is bound. No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Person is or will be required for Buyer to execute, deliver and perform its obligations under the Loan Documents to which it is a party.

6.4 No Litigation

No litigation, arbitration, investigation, proceeding or inquiry is pending or, to the best of its knowledge, threatened against Buyer before any relevant Governmental Authority that will materially and adversely affect any action taken or to be taken by Buyer under the Loan Documents to which it is a party.

6.5 No Broker

No broker, finder, or other Person acting under Buyer’s authority is entitled to any broker’s commission or other fee in connection with the transactions contemplated by this Agreement for which Seller could be responsible.

6.6 No Reliance

Buyer (a) is a sophisticated Person with respect to the purchase of the Assets and the assumption of the Assumed Obligations, (b) is able to bear the economic risk associated with the purchase of the Assets and the assumption of the Assumed Obligations, (c) has adequate information concerning the business and financial condition of each Borrower and Obligor to make an informed decision regarding the purchase of the Assets and the assumption of the Assumed Obligations, (d) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement, (e) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller’s express representations, warranties, covenants and indemnities in this Agreement, and (f) Buyer acknowledges that discussions and dialogue may be on-going with Borrowers and Obligors regarding the Loans. Except as otherwise provided in this Agreement, Buyer has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of or any other matter concerning any Borrower or Obligor. Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Assets or the assumption of the Assumed Obligations is prudent. Buyer acknowledges that he serves as Chief Executive Officer and Chairman of the board of directors of Seller and its parent, HF Foods Group Inc., and through his participation as an officer and director of Seller, his review of reports, documents, studies and other information communicated to the Seller in connection with his participation as an officer and director, and his review of reports regularly filed by HF Foods Group Inc. with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Buyer is aware of Seller’s business affairs and financial condition and has acquired sufficient information concerning Seller to enable Buyer to reach an informed and knowledgeable decision to convey the Shares pursuant to the terms and conditions of this Agreement. Buyer has had access to HF Foods Group Inc. any’s book and records and has received and reviewed all documents and information Seller deems necessary or appropriate for deciding whether to convey the Shares.

6.7    Independent Counsel and Advisors.

Buyer hereby acknowledges that he has had sufficient time and opportunity in which to consider the terms of this Agreement and to consult with an attorney and tax and financial advisors of his own choosing concerning the terms hereof (including, without limitation, the releases provided herein) and any tax consequences of the transactions contemplated hereby. Seller further acknowledges that he has read and understands the terms of this Agreement, that it represents the product of arms’ length bargaining between the parties, that he signs it voluntarily and without coercion, and that the releases made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights or claims so released. Buyer acknowledges that Puryear and Lingle, P.L.L.C. (“Puryear and Lingle”) acts as general counsel to Seller and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by Seller through Puryear and Lingle, nor the performance by Seller of its obligations hereunder by and with the advice and representation of Puryear and Lingle shall in any way affect or require termination of such relationship and Buyer hereby waives any conflict or potential conflict resulting from such representation.

6.8 ERISA

The Buyer is not and shall not become an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect (“ERISA”)) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loan gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

6.9 OFAC List/Litigation

Neither the Buyer nor any of his Affiliates, nor any of his or his Affiliates’ respective officers, directors, agents, partners, members, controlling entities and employees: (i) is a country individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America; or, (ii) is a party to or is otherwise involved in any present or threatened litigation or is aware of the Buyer’s, any of Buyer’s Affiliates or any of Buyer’s or its Affiliates’ respective officers’, directors’, agents’, partners’, members’, controlling entities’ and employees’ involvement in any threatened litigation or other administration or adversarial proceedings affecting the Seller or any of its Affiliates.

7. Covenants.

Buyer and Seller each covenant and agree as follows:

7.1 Taxes and Fees; Tax Reporting

Each Party shall bear its own legal, accounting and other costs, including any Taxes, if any, in each case which are imposed upon a Party attributable to the obligations of such Party under the terms of the Loan Documents and the organizational documents of such Party; provided, however, that Buyer shall be liable for and shall pay when due (and shall indemnify and hold Seller harmless against) all Taxes and fees payable in respect of transfer filings levied by any Governmental Authority or any other third party in connection with the transfers contemplated by this Agreement. With respect to all periods after the Closing Date, Buyer hereby agrees to perform any and all obligations arising on and after the Closing Date with respect to Federal, state and local income tax reporting relating to or arising out of the Assets and Assumed Obligations, including obligations with respect to Internal Revenue Code Form 1098 and back-up withholding. Seller shall be responsible for sending Internal Revenue Code Form 1098 to Borrowers or Obligors as may be required by law for the period prior to the Closing Date.

7.2 Servicing

Prior to the Closing Date, (i) Seller shall administer and service the Loans in the ordinary course of its business, consistent with past practices, and Buyer shall be bound by the actions taken by Seller, and (ii) Buyer shall take no action to enforce or otherwise service or manage any Loan. Seller shall have the right, but not the obligation, to cease any further action with respect to any pending receivership, foreclosure or other litigation matters concerning the Loans. On or after the Closing Date, Buyer shall administer and service, and Seller shall be released from any further obligation to administer or service, the Loans.

7.3 Notices

As soon as practicable after the Closing Date, (i) Seller shall provide a notice to each Borrower of Buyer’s purchase and servicing of such Borrower’s Loan(s) and direct that payments made on such Loan(s) after the Closing Date be sent to Buyer at the address designated by Buyer, and (ii) Buyer shall, at his own expense, send to each Borrower a notification of sale letter.

7.4 Deliveries to Buyer

7.4.1 Seller shall deliver the following to Buyer, via overnight delivery within three (3) Business Days following the Closing Date, any original Notes, if in Seller’s possession, endorsed and assigned to Buyer without recourse, representation or warranty, or if original Note is unavailable, a lost note affidavit with a copy of such Note endorsed to Buyer without recourse, representation or warranty.

7.4.2 Within three (3) Business Days following the Closing Date, Seller shall deliver to Buyer originals of each of the Loan Documents to the extent Seller is in possession of such originals. From and after the delivery of the Loan Documents, Seller shall have no responsibility for such Loan Documents and all risk or damage with respect thereto shall be borne by Buyer.

7.5 Post-Closing Obligations of Buyer

On and after the Closing Date, Buyer shall be solely responsible for the following: (a) compliance with all foreign, Federal, state, municipal and local laws, rules or regulations governing the ownership, servicing and administration of the Loans and other Assets, including, without limiting the generality of the foregoing, all laws relating to unfair collection practices; (b) recording or filing any documents evidencing transfer of the Assets; and, (c) in accordance with the Bankruptcy Code, in respect of any pending bankruptcy case involving any Borrower or Obligor in respect of any Asset, (i) in the event Seller has not theretofore filed a Proof of Claim, filing a Proof of Claim, and (ii) in the event Seller has filed a Proof of Claim, promptly filing or causing to be filed with the appropriate bankruptcy court evidence of the assignment and transfer of such Asset and promptly preparing and providing to Seller affidavits and assignments of claims in form and substance satisfactory to Seller.

7.7 Further Assurances

Within sixty (60) days from the date of this Agreement, Seller agrees to execute such endorsements and assignments, in form and substance satisfactory to Seller at Buyer’s sole expense, as Buyer may reasonably request, to carry out the terms of this Agreement and Buyer will cooperate with Seller in the event that Seller shall request any Borrower or Obligor to transfer any lockbox to collateral account maintained with Seller to Buyer or to another Person.

8. Excluded Information; Release; Irrevocable Assumption

8.1 Excluded Information

Buyer acknowledges that (a) Seller has provided Buyer the opportunity to review the Loan Documents in the possession of Seller and Buyer is assuming all risk with respect to the accuracy or sufficiency of such documents and information, (b) Seller currently may have, and later may come into possession of, information or documents with respect to the Assets or any Borrower, Obligor or any of their Affiliates that is not known to Buyer and that may be material, and if known to Buyer, could have an impact upon perceived, apparent or actual value of, the merits and risks with respect to, or the decision to acquire, the Assets or Assumed Obligations (“Excluded Information”), (c) Buyer has determined to purchase the Assets and assume the Assumed Obligations notwithstanding his lack of knowledge of the Excluded Information, and (d) Seller shall have no liability to Buyer, and Buyer waives and releases any claims that it might have against Seller or any Seller Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the transactions contemplated hereby, provided, however, that the Excluded Information shall not and does not affect the truth or accuracy of Seller’s representations and warranties in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and understands that the Assets are being sold “AS IS, WHERE IS” and “WITH ALL FAULTS”, and except as expressly set forth herein, Seller does not and will not make any oral or written representations, warranties, promises or guarantees whatsoever, whether express or implied, concerning or with regard to, and expressly disclaims any liability or obligation with respect to, concerning or relating to any aspect of the Assets, the Borrowers or the Obligors, including without limitation, any of the following: (A) the validity, enforceability or collectability of any Loan; (B) tax or accounting consequences or valuations, including, without limitation, the tax status of any Loan; (C) governmental laws, governmental approvals and any other restrictions applicable to any of the Assets, the Borrowers or the Obligors; (D) the financial condition or creditworthiness of any Borrower or Obligor; (E) claims by any Borrower or Obligor against Seller under any Loan Document or otherwise, or claims by third parties against Seller or any Borrower or Obligor; (F) the compliance by Seller or any predecessor to Seller with any and all applicable Federal, state, or local laws, and all rules, regulations or ordinances promulgated pursuant thereto, pertaining to or in any manner related to any of the Assets, the Borrowers or the Obligors; and, (G) compliance of any of the Assets with any state or Federal usury laws or regulations applicable thereto.

8.2 Release of Seller

Except as otherwise expressly provided herein, Buyer hereby releases and forever discharges Seller from any and all causes of action, claims, demands and remedies of whatsoever kind or nature that Buyer now has, or may in the future have, against Seller in any manner on account of, arising out of or related to the Assets or the sale of the Assets pursuant to this Agreement, other than Seller’s breach of this Agreement.

8.3 Buyer’s Assumption Irrevocable

Buyer acknowledges that (a) Seller’s sale of the Assets to Buyer, and Buyer’s assumption of the Assumed Obligations, are irrevocable, and (b) Buyer shall have no recourse to Seller except for Seller’s breaches of its representations, warranties or covenants.

9. Litigation; Third Party Costs.

9.1 Litigation

In the event that (i) prior to the Closing Date, any Asset is or becomes subject to any claim, action, lawsuit or other proceeding, administrative or otherwise, including, but not limited to, any bankruptcy filed by or against a Borrower or Obligor (each, a “proceeding”), Buyer shall accept such Asset subject to such proceedings without any reduction or adjustment to the Purchase Consideration and (ii) on or after the Closing Date, Seller is served with notice that any Loan is or becomes subject to any such proceeding, Buyer shall, if requested by Seller, assume the defense of such proceedings, through counsel selected by Buyer and reasonably acceptable to Seller, without any reduction or adjustment to the Purchase Consideration or right to have Seller repurchase such Asset. In either such event, Buyer shall (i) provide the attorney representing Seller with the name of the attorney selected by Buyer to represent Buyer’s interest in such proceeding and (ii) notify the clerk of the court, any trustee and all relevant counsel that ownership of the applicable Loan was transferred from Seller to Buyer. Within thirty Business Days after the later of the Closing Date and the date on which Seller first notifies Buyer of such proceeding, Buyer shall have its attorney file appropriate pleadings with the court (i) substituting Buyer’s attorney for Seller’s attorney and (ii) removing Seller as a party to such proceeding, substituting Buyer as the real party in interest and changing the caption thereof accordingly. Seller shall notify its attorney to cease participating in such proceeding on and after the Closing Date. Seller may (but shall not be obligated to) proceed unilaterally to have such matter dismissed, either with or without prejudice, in the event such substitution is not effected as prescribed by this Section 9.1. Buyer acknowledges that its failure to comply with the provisions of this Section 9.1 may affect Buyer’s rights in any such proceeding, including, without limitation, any dismissal with prejudice or the running of any statute of limitations if any such proceeding is dismissed. Buyer shall reimburse and indemnify Seller for any costs, legal fees and damages incurred by Seller in connection with any such proceeding after the Closing Date, including, without limitation, any judgment against Seller as alleged owner or assignee of such Loan, fees, costs and damages incurred by Seller in connection with Buyer’s failure to comply with the requirements of this Section 9.1. In connection with defending any such proceeding, Buyer shall have the right to compromise and/or settle the same and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein; provided, however, that Buyer shall not enter into any settlement without Seller’s prior written consent, and, provided, further, that if counsel for Seller reasonably advises Seller that there are issues which raise conflicts of interest between Buyer and Seller, Seller may retain counsel reasonably satisfactory to it after consultation with Buyer and Buyer shall pay the reasonable fees and expenses of such counsel. The Parties shall cooperate with each other in respect of the investigation, defense and resolution of all such matters.

9.2 Identity of Ownership of Assets

In no event shall Buyer prosecute any claims relating to the Assets in the name of Seller, nor shall Buyer, intentionally or unintentionally, through misrepresentation or nondisclosure, mislead or conceal the identity of its ownership of the Assets purchased pursuant to this Agreement.

9.3 Third Party Costs

Except as otherwise provided in Sections 7.7 and 9.1, all Third Party Costs incurred or arising during, or otherwise chargeable to, any period (a) prior to the Closing Date, shall be payable by Seller and (b) on and after the Closing Date, shall be payable by Buyer.

10. Indemnification; Repurchase; Discretionary Exclusion.

10.1 Buyer’s Indemnity

Buyer shall indemnify, defend, and hold Seller and its officers, directors, agents, controlling entities and employees (collectively, “Seller Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that Seller Indemnitees incur or suffer as a result of or arising out of (a) Buyer’s breach of any of Buyer’s representations, warranties, covenants, or agreements in this Agreement or (b) the Assumed Obligations, other than Indemnified Amounts that are the result of or arise out of Seller’s gross negligence or willful misconduct (collectively “Indemnified Amounts”).

10.2 Third Party Actions

If a third party commences any action or makes any demand against either Party for which such Party (“lndemnified Party”) is entitled to indemnification under this Agreement, such Indemnified Party will promptly notify the other Party (“Indemnifying Party”) in writing of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party’s obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party’s prior written consent, which consent (a) in the case of the Indemnifying Party, will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party, may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

11. Further Transfers.

11.1 Assignment by Buyer

Except for a transfer or assignment that occurs after the Closing Date which shall not require the Seller’s consent, Buyer may not sell, assign, grant a participation in, or otherwise transfer its rights under this Agreement without Seller’s prior written consent which consent may be unreasonably withheld or delayed in Seller’s sole discretion.

11.2 Assignment by Seller

Seller may assign its rights under this Agreement without the prior written consent of Buyer; provided, however, that Seller may not delegate its obligations under this Agreement to any Person other than an Affiliate of Seller without the prior written consent of Buyer, which consent may not be unreasonably withheld.

12. Miscellaneous.

12.1 Amendments; Waivers; Exercise of Rights

No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Party or any other Person.

12.2 Confidentiality

Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement (including, without limitation, the Purchase Consideration) to any Person, except that either Party may make any such disclosure (a) to its Affiliates and its Affiliates respective directors, officers, counsel, auditors and other professional advisors (collectively, “representatives”), (b) as shall be required to implement or enforce this Agreement, (c) in any statement or testimony pursuant to a subpoena or order by any Governmental Authority or as otherwise may be required by any law, rule or regulation, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over it, or (e) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Person. Buyer agrees to comply with the terms and requirements of the Loan Documents, applicable law regarding confidentiality and, to the extent not inconsistent with the terms hereof, the Confidentiality Agreement. Each Party agrees that it will not issue any press release or make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as may be required by law or regulation. Notwithstanding anything to the contrary set forth herein, each Party hereto (and each of its representatives) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any Party hereto relating to such tax treatment or tax structure, and it is hereby confirmed that each Party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

12.3 Relationship Between Buyer and Seller

The relationship between Buyer and Seller shall be that of buyer and seller. Neither is, as a result of or pursuant to this Agreement, a trustee or agent for the other, nor does either have fiduciary obligations to the other as a result of or pursuant to this Agreement. This Agreement shall not be construed to create a partnership or joint venture between the Parties with respect to the Assets. No activity conducted by Buyer after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise with respect to the Assets.

12.4 Survival; Successors and Assigns

All representations, warranties, covenants, indemnities and other provisions made by each Party shall be considered to have been relied upon by the other Party and shall survive the execution, delivery, and performance of this Agreement and the other Loan Documents, provided that the representations and warranties set forth in Section 5 (other than Section 5.5) shall only survive for a period of 90 days after the Closing Date. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

12.5 Limitation of Damages

Neither Party shall be liable to the other Party for any consequential, special or punitive damages for any claims arising under this Agreement.

12.6 Notices

All communications between the Parties or notices or other information sent under this Agreement shall be in writing, hand-delivered or sent by overnight courier, mailed by certified or registered mail or sent by facsimile, addressed to the relevant Party at its address or facsimile number specified in the signature blocks to this Agreement or at such other address or facsimile number as such Party shall designate in writing. All such communications and notices shall be effective upon receipt.

12.7 Entire Agreement

This Agreement and the other Loan Documents constitute the entire agreement of the Parties with respect to the respective subject matters thereof, and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and finally integrated into this Agreement and the other Loan Documents, provided, however, that the Confidentiality Agreement shall, to the extent not inconsistent with the terms hereof, remain in full force and effect and binding on Buyer and Buyer hereby ratifies, approves and reaffirms its obligations thereunder.

12.8 Counterparts

This Agreement may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.

12.9 Severability

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction or the legality, validity or enforceability of any other provision of this Agreement.

12.10 Headings

Headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.11 GOVERNING LAW

THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

12.12 WAIVER OF JURY TRIAL

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

12.13 Jurisdiction

The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of any United States federal or state court sitting in the State in any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waive any objection that they may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them.

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

SELLER

HF GROUP HOLDING CORP.

By: _s/Caixuan Xu______________________________

HAN FENG, INC.

By:  _s/Caixuan Xu______________________________

BUYER

 ___s/Zhou Min Ni_______________________________

ZHOU MIN NI

SCHEDULE 1

LOANS

Subtotal
Feilong Trading Inc. Loan, Note dated March 1, 2019	$3,622,505.45

Subtotal
Han Feng Global Inc. Loan, Note dated March 1, 2019	$ 6,015,603.56

Subtotal
Enson Seafood GA Inc. Loan, Note dated March 1, 2019	$ 1,966,966.21

Subtotal
Revolution Automotive LLC, Note dated March 1, 2018	$432,954.29

Total Loan Value	$ 12,038,029.51

i

SCHEDULE 3

LOAN DOCUMENTS

Feilong Trading Inc. Promissory Note dated March 1, 2019, original principal amount $3,912,576.36, in favor of HF Group Holding Corp.

Guaranty Agreement dated March 1, 2019, by Zhou Min Ni, Guarantor, for benefit of Feilong Trading Inc., as Obligor, in favor of HF Group Holding Corp.

Han Feng Global Inc. dba NSG International Promissory Note dated March 1, 2019, original principal amount 6,140,676.13, in favor of HF Group Holding Corp

Guaranty Agreement dated March 1, 2019, by Zhou Min Ni, Guarantor, for benefit of Han Feng Global Inc. dba NSG International, as Obligor, in favor of HF Group Holding Corp.

Enson Seafood GA Inc. Promissory Note dated March 1, 2019, original principal amount $1,472.316.06, in favor of HF Group Holding Corp.

Guaranty Agreement dated March 1, 2019, by Zhou Min Ni, Guarantor, for benefit of Enson Seafood GA Inc., as Obligor, in favor of HF Group Holding Corp.

Revolution Automotive LLC, Promissory Note dated March 1, 2018

iii

 EXHIBIT 3.2

ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”), dated as of September 30, 2019, by and among Puryear and Lingle, P.L.L.C., as escrow agent (the “Escrow Agent”), HF Group Holding Corp. (the “Seller”) and Zhou Min Ni (the “Buyer”).

WHEREAS, Seller and Buyer entered into a Loan Purchase and Sale Agreement, dated September 25, 2019 (the “Purchase Agreement”), providing for, among other things, conveyance of shares of Common Stock of HF Foods Group Inc. (the “Company”) in accordance with the terms set forth in the Purchase Agreement; and

WHEREAS, pursuant to Section 3.3 of the Purchase Agreement, Seller is required to deposit 298,688 shares of Company Common Stock, par value $0.0001 per share, a portion of the Purchase Consideration received from Buyer under the Purchase Agreement (the “Escrow Shares”), which Escrow Shares would otherwise be owned by Seller without recourse, with the Escrow Agent on the date hereof in connection with the Purchase Consideration Adjustment obligations of the Parties as contemplated by the Purchase Agreement.

NOW, THEREFORE, the parties agree as follows:

1.  Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

2.  Appointment and Acceptance of Escrow Agent. Seller and Buyer hereby appoint the Escrow Agent to act, and the Escrow Agent hereby agrees to act, as escrow agent hereunder.

3.  Escrow Deposit. Concurrently with the execution of this Agreement, Seller shall deposit the Escrow Shares with the Escrow Agent. The uncertificated shares representing the Escrow Shares will be held on the Company’s records in the name of “Puryear and Lingle, P.L.L.C., as escrow agent”. While held in escrow, the Escrow Shares will be deemed to be beneficially owned by Buyer and shall be voted in accordance with the instructions provided by Buyer.

4.  Disbursement of Deposit.

(a) In the event that Seller is entitled to release and delivery of Additional Share Consideration under the terms of Section 3.3 of the Purchase Agreement, Seller shall give the Escrow Agent and Buyer notice of such claim (a “Claim”) against the Escrow Shares, within the twenty (20) day period following expiration of the Escrow Period, in accordance with Section 15 of this Agreement. Such notice shall describe, in reasonable detail, the basis for the release of and calculation of the Additional Share Consideration to Seller. Unless the Escrow Agent receives a timely Objection Notice (as defined below) from Buyer pursuant to Section 5, the Escrow Agent shall disburse to HF Group Holding Corp. the amount of Escrow Shares specified as Additional Share Consideration in the Claim notice as directed therein.

(b) In the event that the Escrow Agent receives an instruction letter signed by Seller and Buyer, the Escrow Agent shall promptly distribute all or any portion of the Escrow Shares as directed by such instruction letter.

(c) In the event that any Escrow Shares (not including Escrow Shares subject to an Objection Notice pursuant to Section 5 of this Agreement, which will remain in escrow pursuant to this Agreement until disbursed in accordance with Section 5) remain in escrow with the Escrow Agent on the date that is fourteen (14) months after the Closing (the “Termination Date”), the Escrow Agent shall, within five (5) Business Days following the receipt of an instruction letter from Buyer at any time after the Termination Date (the “Release Date”), return the Escrow Shares to Buyer.

5.  Dispute of Claim. Buyer shall have the right to dispute any Claim against the Escrow Shares within the thirty (30) day period following Buyer’s receipt of a copy of a Claim notice by delivering to the Escrow Agent and Seller written notice (an “Objection Notice”) that the Buyer disputes the matter(s) set forth in such Claim notice. Such notice shall include the basis, with reasonable specificity, of the objection. If an Objection Notice is not received within such thirty (30) day period, Buyer will be deemed to have waived its right to object to the disbursement to Seller of Additional Share Consideration pursuant to such Claim. Upon timely receipt of an Objection Notice, Escrow Agent shall take no action with respect to the Claim, except upon receipt of joint written instructions from Seller and Buyer or by a final non-appealable order of a court of competent jurisdiction (“Final Order”). Escrow Agent shall promptly follow such instructions or Final Order upon receipt thereof. Escrow Agent shall be entitled to receive an opinion of counsel (which will be paid for by Seller) that such Final Order is final and binding.

6.  Liability of Escrow Agent. Escrow Agent shall be liable only for its bad faith, willful misconduct or gross negligence and not for any act done or omitted by it hereunder in good faith. The parties hereto agree that Escrow Agent will not be called upon to construe any contract or instrument. Escrow Agent is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator; provided, however, that Escrow Agent shall, to the extent practicable, give each of the other parties hereto reasonable notice of its intention to comply with or obey any such law, order, judgment, decree, or regulation and the opportunity to object to such intention to comply or obey (for which Escrow Agent shall be entitled to indemnification as provided in this Agreement); provided, further, that Escrow Agent shall not be required to give any such notice if, in its reasonable judgment, a delay in complying or obeying any such law, order, judgment, decree, or regulation would prejudice any rights of Escrow Agent or subject it to any liability. If Escrow Agent complies with or obeys any such law, order, judgment, decree, or regulation, Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

7.  Actions Protected. Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any written notice, waiver, consent, certificate, receipt, authorization, power of attorney, instruction, request or other paper or document (each a “Notice”), furnished to it hereunder and believed by it to be genuine. If Escrow Agent receives a Notice under which some action is to be taken by it, it shall not be required to act thereon until it has had an opportunity, if it so desires and in its sole discretion, to investigate the authenticity of such Notice.

8.  Legal Counsel. Escrow Agent may consult with and obtain advice from legal counsel of its own choice in the event of any question as to the provisions hereof or its duties hereunder and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Buyer acknowledges that Puryear and Lingle, P.L.L.C. acts as counsel to Seller and may continue to serve in that capacity, and neither anything contained herein, the execution or delivery hereof by Escrow Agent, nor the performance by Escrow Agent of its duties hereunder shall in any way affect or require termination of such relationship and Buyer hereby waives any conflict or potential conflict resulting from such representation. Escrow Agent shall be fully protected in acting in good faith, including without limitation acting in accordance with the opinion and instructions of legal counsel, including attorneys at Puryear and Lingle, P.L.L.C.

9.  No Other Duties. Escrow Agent shall have no duties arising from this Agreement except those expressly set forth herein, and it shall not be bound by any notice of claim or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation revision or rescission of this Agreement, unless received by it in writing in conformity with the provisions hereof, and, if Escrow Agent's duties hereunder are affected, unless it shall have given its prior written consent thereto. Escrow Agent shall not be bound by any assignment by Seller or by Buyer of any rights hereunder unless Escrow Agent shall have received written notice thereof from the assignor.

10.  Compensation of Escrow Agent; Indemnification. Except as specifically set forth herein, Escrow Agent shall receive no compensation for its services under this Agreement. Notwithstanding the foregoing, Seller and Buyer, jointly and severally, agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability, damage or expense incurred by Escrow Agent arising out of, or in connection with, this Agreement, any litigation arising in connection with this Agreement or any transaction related in any way hereto, including but not limited to attorneys' fees and other costs and expenses of defending itself against any claim of liability, except for liability or expense resulting from the bad faith, willful misconduct or gross negligence of Escrow Agent.

11.  Payment of Expenses. Seller shall be responsible for the reasonable out-of-pocket expenses of Escrow Agent incurred by it in connection with its acting as escrow agent hereunder.

12.  Termination. Escrow Agent's responsibilities and liabilities hereunder, except as a result of its own bad faith, willful misconduct or gross negligence, will terminate upon distribution of all Escrow Shares held by Escrow Agent in accordance with the provisions of this Agreement.

13.  Successor Escrow Agents. Escrow Agent has the right to, and may, at any time, resign and be discharged from its duties hereunder by giving notice in writing of such resignation, specifying a date (no earlier than ten (10) business days after the giving of such notice) when such resignation shall take effect. If the other parties hereto do not appoint a substitute escrow agent prior to the effective date of Escrow Agent's resignation, Escrow Agent shall appoint a successor escrow agent, or, if Escrow Agent is unable to make such an appointment, may deposit the Escrow Shares with a court of appropriate jurisdiction, and thereupon Escrow Agent shall be fully relieved and discharged of any further duties hereunder.

14.  Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

15.  Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) transmitted by facsimile or e-mail or (c) mailed by first class, overnight or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses or to such other address as a party shall hereafter specify by notice to the other parties:

If to Seller, to:

HF Group Holding Corp.
6001 West Market Street
Greensboro, NC 27409
Attention: Caixuan Xu
Email: caixuan.x@hffoodsgroup.com

With a copy (which shall not constitute notice) to:

David B. Puryear, Jr.

Puryear and Lingle, P.L.L.C.

5501-E Adams Farm Lane

Greensboro, NC  27407

Email:puryear@puryearandlingle.com

Facsimile:   (844) 459-6709

If to the Buyer:

Ni, Zhou Min

Email: min@ hffoodsgroup.com

If to Escrow Agent:

David B. Puryear, Jr.

Puryear and Lingle, P.L.L.C.

5501-E Adams Farm Lane

Greensboro, NC  27407

Email:puryear@puryearandlingle.com

Facsimile:   (844) 459-6709

All such notices and communications shall be deemed to be effective and to have been delivered on (i) the date of delivery thereof if delivered in person, (ii) one day after a facsimile or e-mail is sent, provided that an appropriate electronic confirmation is received, (iii) 24 hours after being sent by overnight courier, or (iv) on the third business day after the mailing thereof to the last known address of the recipient, except that notice of change of address shall be effective only upon receipt or upon refusal to accept delivery thereof.

16. Recovery of Attorneys' Fees and Court Costs. In the event of a dispute concerning the disbursement or distribution of the Escrow Shares which dispute is resolved by a court order, the prevailing party shall be entitled to recovery of its reasonable attorneys' fees, court costs, and other related expenses incident to such cause of action from the other party.

17. Entire Agreement. This Agreement, together with the Merger Agreement, as referenced herein, constitutes the entire agreement among the parties and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties with respect to the subject matter hereof. Any party hereto may, by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

18. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or (b) constitute the parties' partners or participants in a joint venture. Escrow Agent shall not be obliged to recognize any such succession or assignment until written evidence thereof shall have been received by it.

19. Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, in light of the tenor of this Agreement, and upon so agreeing, shall incorporate such substitute provision in this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

20. Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto.

21. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to conflicts of law principles thereof.

22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument and any one of which may be introduced in evidence or used for any other purpose without the production of its duplicate counterparts.

23. Headings. The headings of the foregoing paragraphs of this Agreement are inserted herein for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Escrow Agent: PURYEAR AND LINGLE, P.L.L.C
By:	Exhibit - not for signature
Name:
Title:

Seller: HF GROUP HOLDING CORP.

By:	Exhibit - not for signature
Name:
Title:

HAN FENG, INC.

By:	Exhibit - not for signature
Name:
Title:

Buyer

Exhibit - not for signature
Zhou Min Ni